Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone troutmansanders.com

March 30, 2015

Media General, Inc.

333 E. Franklin Street

Richmond, Virginia 23219

Ladies and Gentlemen:

We have acted as counsel to Media General, Inc., a Virginia corporation (the “Company”), in connection with its registration statement on Form S-3 (File No. 333-193654), as amended by Post-Effective Amendment No. 1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), and relating to the offering, from time to time, of up to 58,539,217 shares of the Company’s voting common stock, no par value per share (the “Shares”), to be sold by the selling stockholders named in the Registration Statement.

This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, agreements, corporate records, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other instruments or documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date, and the Bylaws of the Company, as amended to date, (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the offering and sale of the Shares and (iii) the Registration Statement and exhibits thereto. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto; (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and

ATLANTA   BEIJING   CHARLOTTE   CHICAGO   HONG KONG   NEW YORK     ORANGE COUNTY     PORTLAND

RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

Media General, Inc.

March 30, 2015

that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct, including (a) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date, and the Bylaws of the Company, as amended to date, (b) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the authorization, offering and sale of the Shares and (c) the Registration Statement and exhibits thereto. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

The opinions expressed herein are limited solely to the laws of the Commonwealth of Virginia. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the qualifications, exceptions, assumptions, limitations, definitions, exclusions and other matters described in this opinion, we are of the opinion that when and to the extent issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, and as described in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the date hereof even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion.

Media General, Inc.

March 30, 2015

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Troutman Sanders LLP